EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-151865, 333-140811, 333-105951, 333-45768, 333-01413, 333-164994, 333-183443 and 333-183444 on Form S-8 of our report dated August 22, 2012, relating to the financial statements and financial statement schedule of Flexsteel Industries, Inc. and Subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2012.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota

August 22, 2012

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